Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-171435) of D Medical Industries Ltd.(the "Company"), of our report dated June 12, 2011, relating to the financial statements, which appear in this
Form  20-F.

/s/ Kesselman & Kesselman
Haifa, Israel	Kesselman & Kesselman
June 12, 2011	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited